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                                                                    Exhibit 23.4
                                                                    ------------



Consent of Independent Accountants
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We agree to the incorporation by reference in the registration statement on
Form S-8 pertaining to the OMNOVA Solutions Inc. 1999 Equity and Performance Incentive Plan of our report, dated May 27, 1999, on our audit of the combined financial statements of the European Commercial Wallcoverings Business, included in the registration statement on Form 10 of OMNOVA Solutions Inc., filed with the Securities and Exchange Commission.




/s/ PricewaterhouseCoopers


PricewaterhouseCoopers
St. Albans, England
September 30, 1999